Exhibit 10.12

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of October 27, 2026 (this “Agreement”), by and between SAGARD PRIVATE INCOME FUND INC., a Maryland corporation (the “Pledgor”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“US Bank”), as collateral agent (in such capacity, the “Collateral Agent”), on behalf of the Secured Parties.

WHEREAS, Sagard Private Income Fund SPV I LP, a Delaware limited partnership, as borrower (the “Borrower”), Sagard Holdings Manager (US) LLC, as servicer (the “Servicer”), Atlas Securitization Products Administration, L.P., as the administrative agent (in such capacity, the “Administrative Agent”), Atlas Securitized Products, L.P., as lead arranger, each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Managing Agents from time to time party thereto, the Collateral Agent, US Bank, as collateral administrator, and U.S. Bank National Association, as document custodian and as custodian, are parties to that certain Revolving Credit and Security Agreement, dated as of June 17, 2026 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.

WHEREAS, in connection with the Permitted BDC Transfer, pursuant to that certain Partnership Acquisition Agreement, dated as of the date hereof, by and among Sagard Holdings Investment I LP, as the LP Seller, Sagard Holdings Management Inc., as the GP Seller, and the Pledgor, as the Buyer, the Pledgor has acquired 100% of the Partnership Interests (as defined herein) in the Borrower from Sagard Holdings Investment I LP.

WHEREAS, the Lenders have agreed to make certain Advances and other financial accommodations to the Borrower pursuant to, and subject to the terms and conditions of, the Credit Agreement. The obligation of the Lenders to make Advances and other financial accommodations under the Credit Agreement is conditioned on the execution and delivery by the Pledgor of this Agreement.

WHEREAS, the Pledgor acknowledges it will receive substantial benefits from the Advances and other financial accommodations made available to the Borrower under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Pledge and Collateral Assignment. As collateral security for the prompt and complete payment, performance and observance of all present and future Guaranteed Obligations (as hereafter defined) (the “Secured Obligations”), the Pledgor hereby pledges and collaterally assigns to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in the collateral of the Pledgor described in Section 2 hereof (collectively, the “Pledged Collateral”).

2. Description of Pledged Collateral. (a)The Pledged Collateral is described as follows and on any separate schedules at any time furnished by the Pledgor to the Collateral Agent (which schedules are hereby deemed part of this Agreement):

(i) all right, title and interest of the Pledgor, whether now existing or hereafter acquired, in (a) the partnership interests of the Borrower (such partnership interests, the “Partnership Interests” and such partnership, the “Pledged Partnership”) as set forth on Schedule I and (b) the Second Amended and Restated Limited Partnership Agreement of the Borrower, dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the “LPA”) under which the Partnership Interests exist;

(ii) all right, title and interest of the Pledgor in and to all present and future payments, proceeds, dividends, distributions, instruments, compensation, property, assets, interests and rights in connection with or related to the Partnership Interests or the LPA and all monies due or to become due and payable to the Pledgor in connection with or related to any of the foregoing or otherwise paid, issued or distributed from time to time in respect of or in exchange therefor, and any certificate, instrument or other document evidencing or representing the same (including, without limitation, all proceeds of dissolution or liquidation); and

(iii) all proceeds (as defined in the UCC as in effect from time to time in the State of New York (the “NY UCC”)) of every kind and nature, including proceeds of proceeds, of any and all of the foregoing (including, without limitation, proceeds which constitute property of the type described above and, to the extent not otherwise included, all cash proceeds thereof).

(b) The Pledgor and the Borrower each acknowledge that, in conjunction with the exercise of its remedies following the occurrence and during the continuance of an Event of Default, the Collateral Agent (acting at the direction of the Administrative Agent) may exercise all rights granted to the Pledgor under the LPA without the consent of the Pledgor subject to and in accordance with the terms of Sections 7 and 9 hereof.

3. Delivery of Certificates, Instruments, Etc.; Pledgor Remains Liable.

(a) The Pledgor shall deliver to the Collateral Agent any and all original certificates, instruments and other documents at any time evidencing or representing the Pledged Collateral to the extent available. Each delivery of Pledged Collateral shall be accompanied by a schedule showing a description of the collateral thereto and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

(b) The Pledgor represents and warrants that none of the Partnership Interests constitute a “security” within the meaning of the NY UCC and covenants that it will not suffer or permit any Partnership Interest to constitute a “security” within the meaning of the NY UCC.

(c) Notwithstanding the foregoing, if any of the Partnership Interests at any time constitutes a “certificated security” or “instrument” (in each case as defined in the NY UCC), such item shall be in bearer form or, if in registered form, shall be issued in the name of the Collateral Agent or endorsed to the Collateral Agent or accompanied by undated blank interest powers, note powers, endorsements or other necessary instruments of transfer, registration or assignment, duly executed in blank and in form and substance satisfactory to the Collateral Agent.

(d) Notwithstanding the foregoing, if any of the Pledged Collateral at any time constitutes “uncertificated securities” within the meaning of the NY UCC, the Pledgor will promptly notify the Collateral Agent and the Borrower thereof and the Pledgor will promptly take and cause to be taken, and will cause the issuer of such uncertificated security to take, all actions required under Articles 8 and 9 of the NY UCC and any other applicable law, to enable the Collateral Agent to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the NY UCC) of such uncertificated securities and as may be otherwise necessary or deemed appropriate by the Administrative Agent to perfect the security interest of the Collateral Agent therein.

(e) Anything herein to the contrary notwithstanding, (i) the Pledgor shall remain liable under the contracts and agreements included in the Pledged Collateral to the extent set forth therein to perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Pledgor from any of its duties or obligations under the contracts and agreements included in the Pledged Collateral, except to the extent that such duties and obligations may have been terminated by reason of a sale, transfer or other disposition of such Pledged Collateral as provided in Section 13 hereof and (iii) the Collateral Agent shall not have any obligation or liability under the contracts and agreements included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

4. Additional Collateral. Subject to Sections 7 and 8 hereof, in case any distribution payable in additional Pledged Collateral shall be declared with respect to any of the Pledged Collateral, or any fractions thereof shall be issued pursuant to any transaction involving any of the Pledged Collateral, or any interests or obligations shall be distributed upon or with respect to any of the Pledged Collateral, in each case pursuant to a recapitalization or reclassification of the Partnership Interests, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Pledged Partnership, or to the merger or consolidation of such entity with or into another entity, the interests or obligations so distributed shall be delivered to the Collateral Agent promptly after receipt thereof, to be held by the Collateral Agent as additional collateral hereunder subject to the terms of this Agreement, and all of the same shall constitute Pledged Collateral for all purposes hereof.

5. Representations, Warranties and Covenants of the Pledgor. The Pledgor hereby represents, warrants and covenants that:

(a) Pledged Collateral. Set forth on Schedule I hereto is a list and description of all of the Pledged Collateral that is true, complete and accurate as of the date hereof and as of each date such Schedule I is supplemented or otherwise updated pursuant to the terms hereof, and the Pledgor is the sole holder of record and the sole beneficial owner of its Pledged Collateral free and clear of any Lien thereon, except Permitted Liens.

(b) Chief Executive Office; Records; Etc. As of the date hereof, the address of the chief executive office and principal place of business of the Pledgor, and the location of the books and records relating to the Pledged Collateral, is 280 Park Avenue, 34th Floor West, New York, NY 10017, and the Pledgor will not change said address or location, other than in accordance with the provisions of the Facility Documents, or change its name or its jurisdiction of formation or organization, as applicable, unless it has provided the Collateral Agent with 10 days’ (or such shorter period of time as is consented to by Collateral Agent in its sole discretion) prior written notice and taken all actions that the Administrative Agent may reasonably request and determine to be necessary to protect and perfect the Collateral Agent’s perfected security interest in the Pledged Collateral.

(c) Sale or Other Disposition of Pledged Collateral. Except as otherwise expressly permitted under Section 8 hereof, the Pledgor will not assign (by operation of law or otherwise), sell, lease, transfer, pledge or grant a security interest in or otherwise dispose of or abandon, nor will it suffer or permit any of the same to occur with respect to, any Pledged Collateral. The inclusion of “proceeds” of the Pledged Collateral under the security interest granted herein shall not be deemed a consent by the Collateral Agent to any sale or other disposition of any Pledged Collateral.

(d) Percentage of Outstanding Equity. The Partnership Interests constitute, and until the payment in full of the Secured Obligations (other than contingent indemnification and reimbursement obligations which are unknown, unmatured and/or for which no claim giving rise thereto has been asserted) will continue to constitute, not less than 100% of the Partnership interests of the Pledged Partnership owned by the Pledgor.

(e) No Options or Similar Rights. None of the Partnership Interests or other Pledged Collateral is subject to any options to purchase or similar rights of any Person.

(f) Required Consents. No consent of any Person and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than the filing of financing statements under the UCC in order to perfect a security interest in that portion of the Pledged Collateral constituting general intangibles) or declaration with any governmental instrumentality is required in connection with (i) the execution, delivery or performance by, or enforceability against, the Pledgor of this Agreement, (ii) the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement.

(g) Nature of Security Interest. Upon the filing of appropriate financing statements in the office of the Maryland State Department of Assessments and Taxation, the Collateral Agent shall have a valid and perfected first priority security interest in such Pledged Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, securing the prompt and complete payment, performance and observance of the Secured Obligations. The Pledgor authorizes the Collateral Agent and the Administrative Agent (without obligation) to file such financing statements in any filing office the Collateral Agent reasonably determines appropriate to evidence, perfect, maintain or enforce the Collateral Agent’s first priority security interest granted herein or otherwise in furtherance of the provisions of this Agreement. Nothing herein shall be construed to imply an obligation or duty on the Collateral Agent.

(h) No Modification of Certain Agreements. Except in accordance with the terms of the LPA, the Pledgor will not, without the prior written consent of the Administrative Agent (a copy of such consent shall be provided to the Collateral Agent) (such consent not to be unreasonably withheld), modify, amend or alter in any material respect the terms and conditions of any agreement included in the Pledged Collateral (including, without limitation, the LPA).

(i) Further Assurances. The Pledgor will, at its sole cost and expense, perform all acts and execute all documents necessary or reasonably requested by the Administrative Agent from time to time to evidence, perfect, maintain or enforce the Collateral Agent’s first priority security interest granted herein or otherwise in furtherance of the provisions of this Agreement.

6. Agreement of the Pledged Partnership. The Pledged Partnership hereby acknowledges and agrees (to the extent required by the LPA) to the pledge by the Pledgor pursuant to the terms of this Agreement of the Partnership Interests and, subject in each case to compliance with the terms of this Agreement, to any transfer of Partnership Interests pursuant to the terms of this Agreement and, in conjunction with the exercise of the Collateral Agent’s remedies following the occurrence and during the continuance of an Event of Default, to the substitution of the Collateral Agent or its nominee as a substituted limited partner or general partner, as applicable, of the Pledged Partnership with all the rights, powers and duties of a limited partner or general partner, as applicable, of the Pledged Partnership.

7. Voting Rights Prior to an Event of Default. Except as otherwise provided in Section 9 hereof, the Pledgor shall be entitled to exercise in a manner consistent with the terms of this Agreement and the LPA, the voting, consent and similar rights with respect to the Partnership Interests.

8. Distributions. So long as no Event of Default has occurred and is continuing, subject to Section 5.02(g) of the Credit Agreement, the Pledgor shall be entitled to receive, retain for its own account and transfer any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights paid, issued or distributed from time to time in respect of the Pledged Collateral free and clear of the liens pursuant to this Agreement. All payments, proceeds, dividends, distributions, monies, property, assets, instruments or rights which are received by the Pledgor in violation of the preceding sentence shall be forthwith paid over to the Collateral Agent, on behalf of the Secured Parties, in the same form as so received (with any necessary endorsement) and the Pledgor shall provide written notification to the Administrative Agent of such violation and payment.

9. Voting Rights After an Event of Default. Upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent (acting as directed by the Administrative Agent) to the Pledgor (which notice shall not be required in the event of an Event of Default due to an Insolvency Event with respect to the Pledgor) that all rights of the Pledgor to exercise or refrain from exercising the voting, managerial and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7 hereof shall cease, the Collateral Agent (acting as directed by the Administrative Agent) shall be entitled to exercise all voting power and other rights, powers and privileges with respect to the Partnership Interests until such applicable Event of Default has been waived in accordance with the Credit Agreement.

10. Application of Cash Received. Any cash received by the Collateral Agent pursuant to the provisions of this Agreement shall be applied to the payment of the Secured Obligations as provided in Section 9.01(a)(iii)(A)-(I) of the Credit Agreement. Nothing contained herein shall be construed as requiring the Collateral Agent to take any action in connection with the sale or other disposition of any Pledged Collateral at any time.

11. Limited Recourse Guarantee.

(a) Limited Guarantee.

(i) Subject to clause (c) below, the Pledgor hereby irrevocably and unconditionally guarantees to the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise, including amounts that would become due but for the operation of the automatic stay under the Bankruptcy Code) of the Obligations (as defined in the Credit Agreement) (the “Guaranteed Obligations”). The Pledgor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise, including amounts that would become due but for the operation of the automatic stay under the Bankruptcy Code) any of the Obligations strictly in accordance with the terms of any document or agreement evidencing any such Obligations, including in the amounts, in the currency and at the place expressly agreed to thereunder, irrespective of and without giving effect to any law, order, decree or regulation in effect from time to time of the jurisdiction where the Borrower, the Pledgor or any other Person obligated on any such Obligations is located, the Pledgor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full in cash when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(ii) The guarantee in this Section 11 is a continuing guarantee and is a guaranty of payment and not merely of collection, and shall apply to all Obligations whenever arising.

(b) Obligations Unconditional. Subject to clause (c) below, obligations of the Pledgor under clause (a) above are primary, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under the Credit Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this clause (b) that the obligations of the Pledgor hereunder shall be absolute and unconditional, under any and all circumstances and shall apply to any and all Obligations now existing or in the future arising. Without limiting the foregoing (but subject to Section 11(c) below), the Pledgor agrees that:

(i) Limited Guarantee Absolute. The occurrence of any one or more of the following shall not affect the enforceability of this Agreement in accordance with its terms or affect, limit, reduce, discharge or terminate the liability of the Pledgor hereunder, or the rights, remedies, powers and privileges of any of the Secured Parties, under this Agreement: (1) at any time or from time to time, without notice to the Pledgor, the time, place or manner for any performance of or compliance with any of the Obligations shall be amended or extended, or such performance or compliance shall be waived; (2) any of the acts mentioned in any of the provisions of the Credit Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted; (3) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; (4) any lien or security interest granted to, or in favor of, any Secured Party as security for any of the Obligations shall be released or shall fail to be perfected; (5) any application by any of the Secured Parties of the proceeds of any other guaranty of or insurance for any of the Obligations to the payment of any of the Obligations; (6) any settlement, compromise, release, liquidation or enforcement by any of the Secured Parties of any of the Obligations; (7) the giving by any of the Secured Parties of any consent to the merger or consolidation of ownership of the Borrower or the sale of substantially all of the assets of, or other restructuring or termination of the corporate existence of, the Borrower or any other Person; (8) any proceeding by any of the Secured Parties against the Borrower or any other Person or in respect of any collateral for any of the Obligations, or the exercise by any of the Secured Parties of any of their rights, remedies, powers and privileges under the Facility Documents, regardless of whether any of the Secured Parties shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement; (9) the entering into of any other transaction or business dealings with the Borrower or any other Person; or (10) any combination of the foregoing.

(ii) Waiver of Defenses. The enforceability of this Agreement and the liability of the Pledgor and the rights, remedies, powers and privileges of the Secured Parties under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Pledgor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of: (1) the illegality, invalidity or unenforceability of any of the Obligations, any Facility Document or any other agreement or instrument whatsoever relating to any of the Obligations; (2) any disability or other defense with respect to any of the Obligations, including the effect of any statute of limitations, that may bar the enforcement thereof or its obligations relating thereto other than the defense of payment in full of the Obligations; (3) the illegality, invalidity or unenforceability of any other guaranty of or insurance for any of the Obligations or any lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for any of the Obligations; (4) the cessation, for any cause whatsoever, of the liability of it or the Borrower with respect to any of the Obligations; (5) any failure of any of the Secured Parties to marshal assets, to exhaust any collateral for any of the Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower or any other Person, or to take any action whatsoever to mitigate or reduce its liability under this Agreement, the Secured Parties being under no obligation to take any such action notwithstanding the fact that any of the Obligations may be due and payable and that the Borrower may be in default of its obligations under any Facility Document; (6) any counterclaim, set-off or other claim which it or the Borrower has or claims with respect to any of the Obligations or the collateral therefor; (7) any failure of any of the Secured Parties to file or enforce a claim in any bankruptcy, insolvency, reorganization or other proceeding with respect to any Person; (8) any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or appointment of a custodian, liquidator or the like of it, or similar proceedings commenced by or against the Borrower or any other Person, including any discharge of, or bar, stay or injunction against collecting, any of the Obligations (or any interest on any of the Obligations) in or as a result of any such proceeding; (9) any action taken by any of the Secured Parties that is authorized by this clause (b) or otherwise in this Agreement or by any other provision of any Facility Document, or any omission to take any such action; or (10) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

(iii) Other Waivers. The Pledgor expressly waives, to the fullest extent permitted by law, for the benefit of each of the Secured Parties, any right to which it may be entitled: (1) that the assets of the Borrower first be used, depleted and/or applied in satisfaction of the Obligations prior to any amounts being claimed from or paid by it; and (2) to require that the Borrower be sued and all claims against the Borrower be completed prior to an action or proceeding being initiated against such Pledgor.

(c) Limited Recourse. Notwithstanding any other provision hereof, the only remedy that the Collateral Agent shall have against the Pledgor hereunder in the event of non-payment by the Borrower of the Obligations is to realize upon the Pledged Collateral. For greater certainty, it is hereby declared that the Secured Parties shall in no circumstance have any right of payment from the Pledgor hereunder independent of the foregoing. The foregoing: (i) does not constitute a waiver, release or discharge of the Obligations or any portion thereof, and (ii) does not limit or restrict the right of the Collateral Agent to name the Pledgor as a defendant in any action, suit for judicial foreclosure or for the exercise of any other remedy under or in connection with this Agreement or any other Facility Document so long as no judgment in the nature of money or deficiency judgment shall be enforced against the Pledgor out of any of its property, assets or undertaking other than the Pledged Collateral. To the extent the Pledged Collateral is not sufficient to meet the obligations of the Pledgor in full, after application of the Pledged Collateral in accordance with the terms of this Agreement, the Pledgor shall not have any further obligations hereunder.

12. Events of Default. Each of the following events shall constitute an “Event of Default” under this Agreement:

(a) the Pledgor fails to observe or perform in any material respect any covenants or agreements set forth in this Agreement, and such failure continues unremedied for a period of thirty (30) days after a Responsible Officer of the Pledgor acquires knowledge thereof or receives written notice of such failure from the Administrative Agent, the Collateral Agent (at the direction of the Administrative Agent) or any other Person; or

(b) any representation, warranty or certification made by the Pledgor in this Agreement shall prove to have been incorrect when made in any material respect and continues unremedied for a period of thirty (30) days after the date a Responsible Officer of the Pledgor acquires knowledge thereof or receives written notice of such failure from the Administrative Agent, the Collateral Agent (at the direction of the Administrative Agent) or any other Person; or

(c) the occurrence of any Insolvency Event in respect of the Pledgor or the Pledged Partnership; or

(d) [reserved]; or

(e) [reserved]; or

(f) an “Event of Default” under and as defined in the Credit Agreement shall have occurred and be continuing, subject to any applicable cure periods.

13. Remedies.

(a) Following the occurrence and during the continuance of an Event of Default, the Collateral Agent (acting as directed by the Majority Lenders or the Required Lenders or their respective Managing Agents, as applicable) may exercise in respect of any of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the NY UCC at that time (whether or not applicable to the affected Pledged Collateral) and may also, without obligation to resort to other security, at any time and from time to time sell or otherwise dispose of the Pledged Collateral in a commercially reasonable manner, all without judicial process or proceedings.

(b) [Reserved].

(c) The Collateral Agent (acting at the direction of the Administrative Agent) or the Administrative Agent may purchase any Pledged Collateral at any public sale, and may make payment therefor by any means, including, without limitation, by release or discharge of Secured Obligations in lieu of cash payment.

(d) The Collateral Agent (acting at the direction of the Administrative Agent) or the Administrative Agent shall give the Pledgor at least fifteen (15) days’ prior written notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived.

(e) The Collateral Agent (acting at the direction of the Administrative Agent) and the Administrative Agent shall not be obligated to make any sale of Pledged Collateral if either party shall determine not to do so and shall provide the Pledgor with prompt written notice thereof. The Collateral Agent (acting at the direction of the Administrative Agent) or the Administrative Agent may (with notice to the Pledgor) adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(f) The remedies provided herein in favor of the Collateral Agent and the Administrative Agent shall not be deemed to be exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Collateral Agent and the Administrative Agent existing at law or in equity.

(g) Notwithstanding anything to the contrary herein, in connection with any sale or proposed sale of the Pledged Collateral during the continuance of an Event of Default (whether pursuant to the Facility Documents or Applicable Law), the Pledgor (or any Affiliates or designees thereof) shall have the exclusive right to purchase all Pledged Collateral (but not in part) so long as (1) the Pledgor (or any Affiliates or designees thereof) provides notice to the Administrative Agent of its intent to acquire and/or refinance the Pledged Collateral by 4:00 p.m. on the tenth (10th) Business Day following receipt of notice of the Administrative Agent’s or Collateral Agent’s intent to liquidate the Pledged Collateral, (2) the Proceeds of such acquisition and/or refinancing are sufficient to extinguish all Obligations under the Facility Documents (other than unasserted contingent obligations) and (3) such acquisition and/or refinancing is completed within sixty (60) days of the date of the Administrative Agent’s or Collateral Agent’s notice of intent to liquidate the Pledged Collateral; provided that, if more than one Person has proposed to exercise its exclusive right to purchase the Pledged Collateral in accordance with this sentence, the first Person to provide notice to the Administrative Agent of their intent to acquire and/or refinance the Pledged Collateral shall be given the ability to exercise such right; provided further that in no circumstance shall the Servicer be given the ability to exercise such right if the Borrower or the Pledgor (or any Affiliates or designees thereof) also propose to exercise their exclusive right to purchase all Pledged Collateral in accordance with this sentence.

14. Acknowledgment and Consent of the Administrative Agent. In connection with entry into this Agreement and the other transactions entered into on the date hereof, the Administrative Agent hereby (x) acknowledges the occurrence of the Permitted BDC Transfer; (y) acknowledges and consents to the amendment to the LPA in connection with the Permitted BDC Transfer; and (z) directs the Collateral Agent to execute and deliver this Agreement.

15. Collateral Agent Appointed Attorney-in-Fact.

(a) To effectuate the terms and provisions hereof, the Pledgor hereby appoints (effective upon the occurrence and during the continuance of any Event of Default (unless waived)) the Collateral Agent as its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Collateral Agent shall, following the occurrence and during the continuance of an Event of Default, have the right and power to:

(i) receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or other distribution or amount payable in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

(ii) execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral and to exercise all rights and privileges of (or on behalf of) the owner of any Pledged Collateral, including, without limitation, all voting rights with respect to the Partnership Interests.

(b) All acts done under the foregoing authorization are hereby ratified and approved by the Pledgor, and neither the Collateral Agent nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law (absent willful misconduct or gross negligence in the affirmative exercise of such authorization as determined in a final judgment by a court of competent jurisdiction).

(c) This power of attorney, being coupled with an interest, is irrevocable until the payment in full of the Secured Obligations (other than contingent indemnification and reimbursement obligations which are unknown, unmatured and/or for which no claim giving rise thereto has been asserted).

16. Collateral Agent’s Duties.

(a) Except for treatment of the Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, in each case pursuant to the terms hereof, the Collateral Agent and the Administrative Agent, as applicable, shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Pledged Collateral. The Collateral Agent and the Administrative Agent, as applicable, shall not be liable to the Pledgor (i) for any loss or damage sustained by the Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Pledged Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Collateral Agent or the Administrative Agent of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Pledged Collateral or any delay in doing so, or any other act or failure to act on the part of the Collateral Agent or the Administrative Agent (absent willful misconduct or gross negligence in the affirmative exercise of such authorization as determined in a final judgment by a court of competent jurisdiction).

(b) The Pledgor hereby releases the Collateral Agent (in its capacity as Collateral Agent hereunder) and the Administrative Agent from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Pledged Collateral and/or any actions taken or omitted to be taken by the Collateral Agent or the Administrative Agent with respect thereto (except such claims, causes of action and demands arising from the bad faith, gross negligence or willful misconduct of the Collateral Agent or the Administrative Agent as determined in a final judgment by a court of competent jurisdiction) and the Pledgor hereby agrees to hold the Collateral Agent and the Administrative Agent harmless from and with respect to any and all such claims, causes of action and demands (except such claims, causes of action and demands arising from the gross negligence or willful misconduct of the Collateral Agent or the Administrative Agent, as applicable, as determined in a final judgment by a court of competent jurisdiction).

17. Rights and Remedies Not Waived. The Collateral Agent’s prior recourse to any Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Secured Obligations. No act, omission or delay by the Collateral Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Collateral Agent of any default hereunder or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

18. Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent (acting at the direction of the Administrative Agent) may itself perform, or cause performance of, such agreement.

19. Consent to Jurisdiction; Service of Process; Setoff.

(a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Pledgor or the Collateral Agent, as applicable, at its address specified in Section 21 or at such other address as the Collateral Agent shall have been notified in accordance herewith. Nothing in this Section 19 shall affect the right of the Pledgor or the Collateral Agent to serve legal process in any other manner permitted by law.

(b) Notwithstanding any contrary provision set forth herein, no claim may be made by the Pledgor or any other Person against the Collateral Agent or the Administrative Agent or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith.

20. Admissibility of Agreement. The Pledgor agrees that any copy of this Agreement signed by the Pledgor and transmitted by telecopier or by electronic mail in portable document format (.pdf) for delivery to the Collateral Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

21. Address for Notices. All notices and other communications hereunder, unless otherwise stated herein, shall be in writing as set forth in Section 16.02 of the Credit Agreement or as shall be designated by such party in a written notice to the other parties hereto.

22. Terms. All terms defined in the NY UCC and used herein shall have the meanings as defined in the NY UCC unless otherwise defined herein or in the Credit Agreement or as the context otherwise requires.

23. Amendments and Waivers. No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Agreement and to such provision, and executed by the parties hereto.

24. Continuing Security Interest; Assignments. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations (other than contingent indemnification and reimbursement obligations which are unknown, unmatured and/or for which no claim giving rise thereto has been asserted), (b) be binding upon and inure to the benefit of, and be enforceable by, the Pledgor and its successors and assigns and (c) be binding upon and inure to the benefit of, and be enforceable by, the Collateral Agent and its successors, transferees and assigns. Upon the occurrence of an event described in clause (a) of the preceding sentence, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent will, at Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination and will assign, transfer and deliver to the Pledgor, without recourse and without representation or warranty, such of the Pledged Collateral as may then be in possession of the Collateral Agent.

25. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts; which counterparts may be in the form of facsimile or electronic imaging, each of which shall be an original and all of which shall together constitute one and the same agreement.

26. Captions; Separability. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

27. GOVERNING LAW; JURY WAIVER. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM HEREIN OR RELATING HERETO.

28. Severability. The illegality or unenforceability of any provision of this Agreement, any Secured Obligation, any agreement or instrument relating thereto or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement, the Secured Obligations, any agreement or instrument relating thereto or any instrument or agreement required hereunder.

29. In entering into, and in performing its duties or obligations or exercising any rights or remedies under this Agreement, the Collateral Agent shall be entitled to all of the rights, protections, indemnities, immunities and reliances afforded to it under the Credit Agreement as if fully set forth herein mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Sagard Private Income Fund Inc., as Pledgor

By:	/s/ Christopher Millin
Name: Christopher Millin
Title: Chief Financial Officer and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Jon C. Warn
Name: Jon C. Warn
Title: Senior Vice President

Agreed and accepted as of the date first written above:

SAGARD PRIVATE INCOME FUND SPV I LP, as Borrower

By:	/s/ Michaël Hassan
Name: Michaël Hassan
Title: General Counsel and Secretary

Agreed and accepted as of the date first written
above:

ATLAS SECURITIZED PRODUCTS ADMINISTRATION, L.P., as Administrative Agent

By: Atlas Securitized Products Administration BKR GP, LLC, its general partner

By:	/s/ Jason Meyer
Name: Jason Meyer
Title: Managing Director

SCHEDULE I

to Pledge Agreement

Pledged Collateral

PLEDGOR:

Description of Partnership Interests

Partnership Interest Issuer	Type of Interests	Percentage of Outstanding Interests in Borrower owned by Pledgor
Sagard Private Income Fund SPV I LP	Limited Partnership	100%